UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2010 (May 10, 2010)

SOUTHERN COPPER CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	File No. 1-14066	13-3849074
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

11811 North Tatum Blvd., Suite 2500, Phoenix, AZ 85028

(Address and zip code of principal executive offices)

(602) 494-5328

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On May 10, 2010, Mexicana de Cobre S. A. de C. V. (“Mexcobre”), a subsidiary of Southern Copper Corporation, or SCC, announced that an armed group of 50 to 80 individuals linked to the mining union led by Napoleon Gomez Urrutia entered Mexcobre’s smelter complex located in Esqueda, Sonora with the intention of taking control of the complex and evicting the workers affiliated with another union, the Mexican Union for the Exploration, Exploitation and Development of Mines, holder of the Collective Bargaining Agreement.

In order to avoid injuries to the workers and for other security reasons, Mexcobre declared yesterday a controlled work stoppage at the smelter complex.  Operations at the smelter were reestablished this morning.  Mexcobre has also contacted federal and state authorities to denounce this situation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

By:	/s/ Armando Ortega Gomez
Name:	Armando Ortega Gomez
Title:	Vice President, Legal, General Counsel and Secretary

Date:May 11, 2010